UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): June 25, 2014 (April 15, 2014)

Aly Energy Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	033-92894	75-2440201
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Riverway, Suite 920
Houston, Texas 77056
(Address of principal executive offices)

Registrant’s telephone number, including area code: 713-333-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On April 16, 2014, Aly Energy Services, Inc. (the “Company”, “we”, “us” or “our”) filed a Current Report on Form 8-K (as amended by the report on 8-k/A filed on May 16, 2014, the “Original Report”), reporting, among other things, the entry into an Asset Purchase, Stock Purchase and Merger Agreement (the “Centrifuge Acquisition Agreement”), dated as of April 11, 2014, by and among the Company, Aly Centrifuge Inc., (a newly formed subsidiary of the Company), United Centrifuge USA, LLC (“United”), United Oilfield, Inc. (“UOI”), Canadian Nitrogen Services Ltd. (“CNS”), and various affiliates of United and the consummation of the transaction contemplated in the Centrifuge Acquisition Agreement on April 15, 2014. Pursuant to the Centrifuge Acquisition Agreement, we acquired the business conducted by United in the solids control and fluids management sectors of the oilfield services and rental equipment industry for a purchase price of approximately $25 million, as further described in the Original Report. The transaction (“United Acquisition”) consisted of the purchase of certain assets used by United that were owned by UOI and CNS, the purchase of certain of the membership interests of United and the merger of United with and into Aly Centrifuge Inc.

This Current Report on Form 8-K/A provides the financial statements and pro forma financial information required under parts (a) and (b) of Item 9.01, certain of which were set forth in the Original Report, in connection with the United Acquisition.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired
•	Unaudited Condensed Balance Sheet as of March 31, 2014 and 2013
•	Unaudited Condensed Statements of Operations for the three months ended March 31, 2014 and 2013
•	Unaudited Condensed Statement of Members’ Equity for the three months ended March 31, 2014 and 2013
•	Unaudited Condensed Statements of Cash Flows for the three months ended March 31, 2014 and 2013
•	Notes to Unaudited Condensed Financial Statements for the three months ended March 31, 2014 and 2013

(b)	Pro Forma Financial Information
•	Unaudited Pro Forma Condensed Consolidated Balance Sheet of Aly Energy Services, Inc. as of March 31, 2014
•	Unaudited Pro Forma Condensed Consolidated Statement of Income of Aly Energy Services, Inc. for the three months ended March 31, 2014
•	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements of Aly Energy Services, Inc.

UNITED CENTRIFUGE USA, LLC
CONDENSED FINANCIAL STATEMENTS
FOR THE PERIOD ENDING MARCH 31, 2014

C O N T E N T S

Page

Condensed Balance Sheets	5

Condensed Statements of Operations	6

Condensed Statements of Members’ Equity	7

Condensed Statements of Cash Flows	8

Notes to Condensed Financial Statements	9- 13

UNITED CENTRIFUGE USA, LLC
CONDENSED BALANCE SHEETS

	March 31,	December 31,
	2014	2013
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$155,841	$456,216
Accounts receivable	2,800,565	1,975,152
Unbilled receivables	513,690	716,462
Prepaid expenses and deposits	119,589	15,200
Advances to related parties	34,778	103,549
TOTAL CURRENT ASSETS	3,624,463	3,266,579

PROPERTY, PLANT AND EQUIPMENT, net	2,187,666	2,039,050

TOTAL ASSETS	$5,812,129	$5,305,629

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Line of credit	$500,000	$472,000
Accounts payable and accrued expenses	642,849	778,171
Advances from related parties	1,452,595	1,417,780
Current portion of long-term debt	236,857	314,519
Current portion of capital lease obligations	84,914	75,410
TOTAL CURRENT LIABILITIES	2,917,215	3,057,880

LONG-TERM DEBT, net of current portion	618,607	618,607

CAPITAL LEASE OBLIGATIONS, net of current portion	218,513	209,685

TOTAL LIABILITIES	3,754,335	3,886,172

COMMITMENTS AND CONTINGENCIES

MEMBERS’ EQUITY	2,057,794	1,419,457

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$5,812,129	$5,305,629

See notes to condensed financial statements.

UNITED CENTRIFUGE USA, LLC
CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2014	2013
	(Unaudited)	(Unaudited)

SALES	$4,105,263	$2,188,221

COST OF SERVICES	3,213,690	2,197,227

GROSS PROFIT (LOSS)	891,573	(9,006)

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	237,746	113,617

INCOME (LOSS) FROM OPERATIONS	653,827	(122,623)

INTEREST EXPENSE	9,370	53

INCOME (LOSS) BEFORE INCOME TAX EXPENSE	644,457	(122,676)

STATE INCOME TAXES	6,120	-

NET INCOME (LOSS)	$638,337	$(122,676)

See notes to condensed financial statements.

UNITED CENTRIFUGE USA, LLC
CONDENSED STATEMENTS OF MEMBERS’ EQUITY

Balance, January 1, 2014	$1,419,457

Net income	638,337

Balance, March 31, 2014	$2,057,794

See notes to condensed financial statements.

UNITED CENTRIFUGE USA, LLC
CONDENSED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2014	2013
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$638,337	$(122,676)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	74,357	39,021
Changes in operating assets and liabilities:
Accounts receivable	(825,413)	(1,455,308)
Unbilled receivables	202,772	228,150
Advances to/from related parties	103,586	1,181,909
Prepaid expenses and deposits	(104,389)	(1,500)
Accounts payable and accrued expenses	(135,322)	257,805
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(46,072)	127,401

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(186,366)	(58,912)
NET CASH USED IN INVESTING ACTIVITIES	(186,366)	(58,912)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	28,000	-
Repayments of long-term debt	(77,662)	-
Repayments of capital lease obligations	(18,275)	-
NET CASH USED IN FINANCING ACTIVITIES	(67,937)	-

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(300,375)	68,489

CASH AND CASH EQUIVALENTS, beginning of period	456,216	753

CASH AND CASH EQUIVALENTS, end of period	$155,841	$69,242

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the year for interest	$19,044	$-

Purchase of equipment through capital leases	$36,600	$-

See notes to condensed financial statements.

UNITED CENTRIFUGE USA, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2014 AND 2013

NOTE A - ORGANIZATION AND NATURE OF BUSINESS

United Centrifuge, USA, LLC (“United” or the “Company”), was incorporated as a limited liability corporation in the State of Texas on February 28, 2012 and provides centrifuge equipment and rental services to oil and natural gas exploration and production companies in North Dakota, Wyoming, Texas, Oklahoma, Ohio and Pennsylvania.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation: The accompanying condensed financial statements of the Company have not been audited by the Company’s independent registered public accounting firm, except that the balance sheet at December 31, 2013 is derived from audited financial statements. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for fair presentation have been included.

These condensed financial statements have been prepared pursuant to the rules and regulations of the American Institute of Certified Public Accountants for interim financial information. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements. Therefore, these condensed financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended December 31, 2013. The operating results for interim periods are not necessarily indicative of results that may be expected for any other interim period or for the full year.

Cash and Cash Equivalents: For the purpose of the condensed statement of cash flows, the Company includes all short term investments purchased with original maturities of three months or less as of the date of the purchase as cash equivalents.

Accounts Receivable: Accounts receivable represent amounts due from customers. Accounts receivable are recognized at invoiced amounts, net of allowance, and do not bear interest. The Company uses its best estimate to determine the required allowance for doubtful accounts based on a variety of factors, including the length of time the receivables are past due, economic trends, and conditions affecting its customer base. Specific provisions are recorded for individual receivables when the Company becomes aware of a customer’s inability to meet financial obligations. The Company reviews the adequacy of its allowance annually. Receivables balances greater than 30 days past due are individually reviewed for collectability and if deemed uncollectible; are charged off against the allowance account after all means of collection have been exhausted and the potential for recovery is considered remote. The allowance for doubtful accounts was $0 as of March 31, 2014 and December 31, 2013.

Property, Plant and Equipment: Property, plant and equipment are recorded at cost, less accumulated depreciation and any impairment. Maintenance and repairs which do not improve or extend the life of the related assets are charged to expense when incurred. Refurbishments and renewals are capitalized when the value of the equipment is enhanced for an extended period. When property and equipment is sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operating income.

UNITED CENTRIFUGE USA, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2014 AND 2013

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The cost of property and equipment currently in service is depreciated on a straight-line basis over their estimated useful lives. Major classifications of property and equipment and their estimated useful lives are as follows:

Estimated
Useful Lives

Centrifuge equipment	7 years
Furniture and fixtures	5 years
Leasehold improvements	Remaining life of lease
Office computers	3-4 years
Trailers	3-4 years
Trucks under capital lease	3-4 years

Impairment of Long-lived Assets: The carrying values of long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of the asset by estimating the undiscounted future net cash flows expected to result from the asset, including eventual disposition. If the undiscounted future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value. No impairment loss has been recognized for the three months ended March 31, 2014 or March 31, 2013.

Revenue Recognition: The Company provides rental equipment and oilfield services to its customers at per-day contractual rates. Revenue is recognized when it is realized or realizable and collectability is reasonably assured. As disclosed in Note G, the Company has negotiated a revenue and cost sharing agreement with related parties for the rental of certain centrifuge equipment not owned by the Company; however, all revenue is recognized as described above.

Income Taxes: The Company has elected under the Internal Revenue Code and related state provisions to be a flow through entity. In lieu of corporate income taxes, the members of a limited liability company are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the condensed financial statements.

The Company is subject to a tax mandated by the State of Texas based on a defined calculation of gross margin (the “margin tax”). The margin tax is calculated by applying a tax rate to a base that considers both revenue and expenses and therefore has the characteristics of an income tax.

Use of Estimates: The preparation of condensed financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the period, the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements. Actual results could differ from those estimates.

UNITED CENTRIFUGE USA, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2014 AND 2013

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations of Credit Risk: Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents and accounts receivable. The Company maintains cash with one financial institution which, at times, exceed federally insured limits. The Company monitors the financial condition of the banks and has experienced no losses associated with the accounts. The Company is not party to any financial instruments which would have off-balance sheet credit or interest rate risk.

NOTE C - PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net consist of the following:

	March 31,	December 31,
	2014	2013
	(Unaudited)

Centrifuge equipment	$2,010,214	$1,828,069
Furniture and fixtures	10,574	10,574
Leasehold improvements	10,655	10,654
Office computers	9,184	9,184
Trailers	3,990	3,990
Trucks under capital lease	327,073	290,474
	2,371,690	2,152,945
Less: accumulated depreciation and amortization	(184,024)	(113,895)

Property, plant and equipment, net	$2,187,666	$2,039,050

Depreciation expense was $74,357 and $39,021 for the three months ended March 31, 2014 and 2013, respectively.

NOTE D - LINE OF CREDIT

The Company maintains an operating line of credit of $500,000, is due August 30, 2014 and bears interest at a floating rate of the Wall Street Journal (“WSJ”) prime rate plus 1.5% per annum (4.75% at March 31, 2014). As of March 31, 2014 and December 31, 2013, the balance was $500,000 and $472,000, respectively, and the line of credit and term loan (Note E) are secured by a general security agreement on all the assets of the Company.

The Company is required to maintain certain financial ratios and other affirmative and negative covenants as described in the line of credit and term loan agreements. As of March 31, 2014 the Company was in compliance with the credit agreements, except for the requirement that the Company receive written consent from the financial institution prior to entering into capital lease agreements. The Company received a waiver of this covenant on April 2, 2014.

UNITED CENTRIFUGE USA, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2014 AND 2013

NOTE E - LONG-TERM DEBT

Long-term debt consists of the following:

	March 31,	December 31,
	2014	2013
	(Unaudited)

Term loan payable in monthly blended installments of
$29,495, bearing interest at a fixed rate of WSJ prime rate plus 1.75% per annum (5% at December 31, 2013), maturing September 2016.	$855,464	$933,126

Less: current portion	(236,857)	(314,519)

	$618,607	$618,607

NOTE F - CAPITAL LEASE OBLIGATIONS

The Company accounts for certain long-term lease transactions related to the financing of various equipment as capital leases. Capital lease obligations reflect the present value of future rental payments, less an interest amount implicit in the lease. A corresponding amount is capitalized as property and equipment, and amortized over the individual asset’s estimated useful life. Depreciation of assets under capital lease obligations is included in depreciation and amortization expense and amounted to $19,332 and $0 for the three months ended March 31, 2014 and 2013, respectively.

Future minimum lease payments required under the capital leases are as follows:

	March 31,	December 31,
	2014	2013
	(Unaudited)

Various capital leases payable in monthly installments
of $6,072, including interest at a rate of 3.775% per annum, maturing between January and February 2018, secured by trucks.	$303,427	$285,095

Less: current portion	(84,914)	(75,410)

	$218,513	$209,685

UNITED CENTRIFUGE USA, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2014 AND 2013

NOTE F - CAPITAL LEASE OBLIGATIONS (Continued)

The assets held under capital leases are as follows:

	March 31,	December 31,
	2014	2013
	(Unaudited)

Capitalized costs	$327,073	$290,474

Less: accumulated depreciation	(24,871)	(5,539)

Net book value	$302,202	$284,935

NOTE G - RELATED PARTY TRANSACTIONS

The Company conducted transactions with entities related by common control in the normal course of operations and are measured at their exchange amount, which represents the amount of consideration established and agreed to by the related parties.

The Company negotiated a revenue and cost sharing agreement with certain entities related by common control by which revenues earned on certain centrifuge equipment owned by such related parties is split on a 60%/40% basis to the related parties and Company, respectively.

Purchases from related parties of the Company totaled approximately $1,478,000 and $496,000 for the three months ended March 31, 2014 and 2013, respectively. Sales to related parties totaled approximately $35,000 and $0 for the three months ended March 31, 2014 and 2013, respectively. Advances to related parties of the Company totaled approximately $35,000 and $103,000 at March 31, 2014 and December 31, 2013, respectively. Advances from related parties of the Company totaled approximately $1,452,000 and $1,418,000 at March 31, 2014 and December 31, 2013, respectively.

NOTE H - COMMITMENTS AND CONTINGENCIES

Contractual Commitments — The Company has numerous contractual commitments in the ordinary course of business including debt service requirements and operating leases. The Company leases land and other facilities from an affiliate and leases equipment from non-affiliates, which expire through 2018.

Litigation — The Company is subject to certain claims arising in the ordinary course of business. Management does not believe that any claims will have a material adverse effect on the Company’s financial position or results of operations.

NOTE I - SUBSEQUENT EVENTS

On April 11, 2014, all the Company outstanding stock was purchased by Aly Energy Services, Inc.

ALY ENERGY SERVICES, INC.
UNAUDITED PRO FORMA FINANCIAL STATEMENTS

INTRODUCTION

On April 16, 2014, Aly Energy Services, Inc. (the “Company”, “we”, “us” or “our”) filed a Current Report on Form 8-K (as amended by the report on 8-k/A filed on May 16, 2014, the “Original Report”), reporting, among other things, the entry into an Asset Purchase, Stock Purchase and Merger Agreement (the “Centrifuge Acquisition Agreement”), dated as of April 11, 2014, by and among the Company, Aly Centrifuge Inc., (a newly formed subsidiary of the Company), United Centrifuge USA, LLC (“United”), United Oilfield, Inc. (“UOI”), Canadian Nitrogen Services Ltd. (“CNS”), and various affiliates of United and the consummation of the transaction contemplated in the Centrifuge Acquisition Agreement on April 15, 2014. Pursuant to the Centrifuge Acquisition Agreement, we acquired the business conducted by United in the solids control and fluids management sectors of the oilfield services and rental equipment industry for a purchase price of approximately $25 million, as further described in the Original Report. The transaction (“United Acquisition”) consisted of the purchase of certain assets used by United that were owned by UOI and CNS, the purchase of certain of the membership interests of United and the merger of United with and into Aly Centrifuge Inc.

The following are the unaudited pro forma condensed consolidated financial statements of Aly Energy Services, Inc. (“we,” “us” or “our”) as of and for the three months ended March 31, 2014. The unaudited pro forma condensed consolidated balance sheet assumes that the United Acquisition occurred as of March 31, 2014. The unaudited pro forma  condensed consolidated statement of operations for the three months ended March 31, 2014 assumes that the United Acquisition occurred on January 1, 2014. These transaction adjustments are presented in the notes to the unaudited pro forma condensed consolidated  financial statements. Unaudited pro forma consolidated financial statements as of and for the year ended December 31, 2013 are set forth in the Original Report.

The pro forma financial statements reflect the following transactions:

•	the United Acquisition for which the total purchase price is consideration for two simultaneous transactions:
o

our acquisition of the business conducted by United in the solids control and fluids management sectors of the oilfield services and rental equipment industry reflected in the columns labeled United Centrifuge, LLC on the pro forma balance sheet and income statement, and

o	our purchase of certain assets used by United that were owned by UOI and CNS reflected in the columns labeled Asset Purchase from UOI and CNS

•
our borrowings of $25.0 million under an amended and restated credit facility to fund a portion of the purchase price of the United Acquisition and to repay borrowings under the initial credit facility

•	our issuance of preferred stock of Aly Centrifuge Inc. as part of the consideration for the United Acquisition; and,

•	our obligation to pay up to $5.0 million of contingent consideration based upon the revenues of United for each of the 12 month periods ending on March 31, 2015, 2016 and 2017.

The unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statement of operations were derived by adjusting our historical financial statements. The adjustments are based on currently available information and certain estimates and assumptions and, therefore, the actual adjustments may differ from the pro forma adjustments. However, management believes that the adjustments provide a reasonable basis for presenting the significant effects of the transactions. The unaudited pro forma condensed consolidated financial statements do not purport to present our financial position or results of operations had the United Acquisition actually been completed as of the dates indicated. Moreover, the statements do not project our financial position or results of operations for any future date or period.

Aly Energy Services, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2014
(in thousands, except for share and per share amounts)

	Aly Energy Services, Inc. Historical	United Centrifuge, LLC	Asset Purchase from UOI and CNS		Adjustments		Aly Energy Services, Inc. Pro Forma

Assets
Current Assets
Cash and Cash Equivalents	$984	$156			$(156)	(A)
					(830)	(B)
Accounts Receivable, Net of Allowance for Doubtful Accounts of $117	3,438	2,801					6,239
Unbilled Receivables	1,138	514					1,652
Inventory	58	-					58
Advances to Related Parties	-	35					35
Prepaid Expenses and Other Current Assets	454	120					574

Total Current Assets	6,072	3,626			(986)		8,712

Property and Equipment, Net	21,701	2,188	14,989	(C)	974	(D)	39,852

Goodwill and Intangible Assets, Net	12,824	-			4,948	(E)	17,772
Deferred Loan Costs, Net	469	-			300	(F)	769
Deferred Tax Assets	19	-					19
Other Assets	16	-					16

Total Assets	$41,101	$5,814	$14,989		$5,236		$67,140

Liabilities and Stockholders' Equity
Current Liabilities
Accounts Payable	$980	$643					$1,623
Accrued Expenses	1,583	-					1,583
Deferred Tax Liabilities	73	-					73
Advances from Related Parties	-	1,453					1,453
Current Portion of Contingent Payment	-	-			1,172	(G)	1,172
Current Portion of Long-Term Debt	2,946	822			2,256	(H)	5,287
					(737)	(I)

Total Current Liabilities	5,582	2,918			2,691		11,191

Contingent Payment, Net of Current Portion					2,344	(G)	2,344
Long-Term Debt, Net of Current Portion	7,957	838			12,867	(H)	21,043
					(619)	(I)
Deferred Tax Liabilities	6,822	-					6,822
Other Long-Term Liabilities	33	-					33

Total Liabilities	20,394	3,756			17,283		41,433

Commitments and Contingencies (See Note 5)

Preferred Stock	4,194	-			5,000	(J)	9,194

Stockholders' Equity

Common Stock	92	-					92
Treasury Stock, at Cost	(2)	-					(2)
Additional Paid-In-Capital	14,705	-					14,705
Members' Equity	-	2,058			(2,058)	(K)
Retained Earnings	1,718	-					1,718

Total Stockholders' Equity	16,513	2,058			(2,058)		16,513

Total Liabilities and Stockholders' Equity	$41,101	$5,814	$-		$20,225		$67,140

Aly Energy Services, Inc.
Unaudited Pro Forma Condensed Consolidated Income Statement
For the Three Months Ended March 31, 2014
(in thousands, except for share and per share amounts)

	Aly Energy Services, Inc. Historical	United Centrifuge, LLC	Asset Purchase from UOI and CNS	Adjustments		Aly Energy Services, Inc. Pro Forma

Revenues	$5,282	$4,105		$21	(L)	$9,408

Direct Costs	927	3,140		(1,040)	(M)	3,059
				32	(N)
Depreciation and Amortization Expense	806	74		433	(O)	1,313

Gross Profit	3,549	891		596		5,036

Selling, General and	2,177	238				2,415
Administrative Expenes
Corporate Expenses	450	-				450

Operating Income	922	653		596		2,171

Other Expense/(Income)
Interest Expense	124	9		155	(P)	282
				(6)	(Q)
Amortization of Deferred Loan Costs	46	-		22	(R)	68

Total Other Expense/(Income)	170	9		171		350

Income Before Income Taxes	752	644		425		1,821

Income Tax Expense	292	6		383	(S)	681

Net Income	460	638		42		1,140

Preferred Stock Dividends	53	-		63	(T)	116
Accretion of Preferred Stock	9	-		-		9

Net Income Available to Common Shareholders	$398	$638		$(21)		$1,015

Basic and Diluted
Earnings per Share	$0.00	$0.01				$0.01

Basic and Diluted Average	90,042,044	90,042,044				90,042,044
Common Shares Outstanding

ALY ENERGY SERVICES, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation and the United Acquisition

The historical financial information is derived from the unaudited condensed financial statements of the Company and the unaudited condensed financial statements of the United Acquisition. The unaudited pro forma condensed consolidated balance sheet assumes that the United Acquisition, as described below, occurred as of March 31, 2014. The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2014 assumes that the United Acquisition occurred on January 1, 2014.

The  unaudited pro forma condensed financial statements reflect the following transactions:

•	the United Acquisition for which the total purchase price is consideration for two simultaneous transactions:

o
our acquisition of the business conducted by United in the solids control and fluids management sectors of the oilfield services and rental equipment industry reflected in the columns labeled United Centrifuge, LLC on the pro forma balance sheet and income statement, and

o	our purchase of certain assets used by United that were owned by UOI and CNS reflected in the columns labeled Asset Purchase from UOI and CNS

•
our borrowings of $25.0 million under an amended and restated credit facility to fund a portion of the purchase price of the United Acquisition and to repay borrowings under the initial credit facility

•	our issuance of preferred stock of Aly Centrifuge Inc. as part of the consideration for the United Acquisition; and,

•	our obligation to pay up to $5.0 million of contingent consideration based upon the revenues of United for each of the 12 month periods ending on March 31, 2015, 2016 and 2017.

2. Pro Forma Adjustments and Assumptions

(A)	Reflects that the United Acquisition was a cash-free transaction under which United retained any and all of its cash on hand as of the closing date of the acquisition.
(B)
Reflects the Company’s cash on hand that was used to fund the consummation of the United Acquisition. (Net proceeds from the amended and restated credit facility were approximately $15.1 million after repayment of $9.9 million of existing debt. Cash on hand of $0.8 million was used to pay (i) the incremental $0.5 million cash due to the sellers under the terms of the Centrifuge Acquisition Agreement, and (ii) approximately $0.3 million of commitment fees due to our lender in connection with the amended and restated credit facility.

(C)	Reflects the appraised fair market value of the assets acquired from UOI and CNS according to the terms of the Centrifuge Acquisition Agreement.
(D)
Reflects the purchase price adjustment to the property and equipment acquired from United based on the appraised fair market value of that property and equipment. The purchase price adjustment is currently an estimate and is subject to finalization. The final purchase price adjustment could differ materially from the estimate shown here.

(E)
Reflects the portion of the purchase price allocated to intangibles and goodwill. The purchase price allocation is currently an estimate and is subject to finalization. The final purchase price allocation could differ materially from the estimate shown here.

(F)	Reflects the commitment fees due to our lender in connection with entering into the amended and restated credit facility.
(G)
Reflects the estimated present value of the contingent consideration associated with the United Acquisition. The valuation of the contingent consideration is currently an estimate and is subject to finalization. The final valuation could differ materially from the estimate shown here.

(H)	Reflects the new borrowings of $25.0 million under the amended and restated credit facility less the repayment of $9.9 million of borrowings under the pre-existing credit facility.
(I)	Reflects that the United Acquisition was a debt-free transaction under which United paid down all of its outstanding debt as of the close date with the exception of certain capital leases.
(J)
Reflects the estimated present value of the preferred stock issued in connection with the United Acquisition. The valuation of the preferred stock is currently an estimate and is subject to finalization. The final valuation could differ materially from the estimate shown here.

(K)	Reflects the elimination of retained earnings of United in connection with acquisition accounting.
(L)	Reflects the effects of the end of a revenue sharing arrangement with related parties, as specified in the Centrifuge Acquisition Agreement, on the closing date of the United Acquisition.
(M)
Reflects the elimination of the expense associated with a revenue sharing arrangement with related parties which ended, as specified in the Centrifuge Acquisition Agreement, on the closing date of the United Acquisition.

(N)
Reflects the gross-up of the expense associated with a cost sharing arrangement with related parties which ended, as specified in the Centrifuge Acquisition Agreement, on the closing date of the United Acquisition.

(O)
Reflects the sum of (i) the incremental depreciation expense associated with (a) the estimated purchase price adjustment to the property and equipment acquired from United and (b) the addition of the property and equipment acquired from UOI and CNS and (ii) the incremental amortization expense associated with the amount allocated to intangibles as part of the purchase price allocation. The purchase price adjustment to property and equipment and the purchase price allocation to intangibles and goodwill are currently estimates and are subject to finalization. The final purchase price allocation and associated depreciation and amortization expense could differ materially from the estimates shown here.

(P)	Reflects the incremental interest expense resulting from the increase in borrowings to fund the United Acquisition.
(Q)
Reflects the elimination of interest expense recognized by United due to the debt-free terms of the United Acquisition, net of the incremental interest expense the Company will incur in connection with assuming the capital leases of United.

(R)	Reflects the increase in amortization of deferred loan costs due to incremental commitment fees of $0.3 million associated with entering into the amended and restated credit facility.
(S)	Reflects the incremental income tax expense which the Company would incur with the addition of the indicated pre-tax income from the United Acquisition.
(T)	Reflects the PIK dividend associated with the preferred stock issued as part of the purchase price of the United Acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALY ENERGY SERVICES, INC.

Date: June 25, 2014	/s/ MUNAWAR H. HIDAYATALLAH
Name: Munawar H. Hidayatallah
Title: Chairman and Chief Executive Officer